Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 7, 2022, DPCM Capital, Inc. (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”) and D-Wave Systems Inc., a British Columbia company (“D-Wave”) entered into a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) relating to a business combination between DPCM and D-Wave (the “Transaction”). On August 5, 2022 (the “Closing Date”), the Transaction was consummated with DPCM and D-Wave became wholly-owned subsidiaries of D-Wave Quantum and the stockholders of DPCM becoming stockholders of D-Wave Quantum. The shares of common stock, par value $0.0001 per share, of D-Wave Quantum (the “D-Wave Quantum Common Shares”) and the warrants to purchase D-Wave Quantum Common Shares (the “D-Wave Quantum Warrants”) trade on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WS”, respectively. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical unaudited financial statements of DPCM as of and for the three months ended March 31, 2022, the audited financial statements of DPCM for the year ended December 31, 2021, the historical unaudited consolidated financial statements of D-Wave as of and for the three months ended March 31, 2022, and the audited financial statements of D-Wave for the year ended December 31, 2021as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been consummated on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 gives effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of DPCM as of and for the three months ended March 31, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Current Report Form 8-K (the “Form 8-K”) to which this document is filed as an exhibit;

•

the historical unaudited consolidated financial statements of D-Wave as of and for the three months ended March 31, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Form 8-K; and

•

the sections entitled “DPCM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “D-Wave’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in the final prospectus and definitive proxy statement, dated July 13, 2022 filed by D-Wave Quantum with the Securities and Exchange Commission and other financial information relating to DPCM and D-Wave incorporated by reference in the Form 8-K.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A common stock, par value $0.0001 (“DPCM Class A Common Stock”) that was redeemed, resulting in an aggregate payment of $291.3 million out of the trust account, at a redemption price of $10.01 per share.

Description of the Transaction

As noted above, on February 7, 2022, DPCM entered into the Transaction Agreement with D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave. Pursuant to the Transaction Agreement and in connection therewith, among other things and subject to the terms and conditions contained therein:

•

On the Closing Date, Merger Sub will merge with and into DPCM, as a result of which DPCM will become a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving D-Wave Quantum Common Shares (the “DPCM Merger”);

•

At the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the Delaware General Corporation Law (“DGCL”) or such later time as DPCM and Merger Sub may agree and specify in the Certificate of Merger pursuant to the DGCL (the “Effective Time”), (a) each issued and outstanding share of DPCM Class A Common Stock (other than any shares of DPCM Class A Common Stock or shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”) held in DPCM’s treasury or owned by D-Wave or any other wholly-owned subsidiary of D-Wave or DPCM immediately prior to the Effective Time (the “Excluded Shares”) and after giving effect to the right of the holders of DPCM Class A Common Stock to redeem all or a portion of their DPCM Class A Common Stock) will be automatically converted into and exchanged for the right to receive from the depositary, for each share of DPCM Class A Common Stock, 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”) and (b) each issued and outstanding share of DPCM Class B Common Stock (other than any Excluded Shares) will be automatically converted into and exchanged for the right to receive from the depositary, one D-Wave Quantum Common Share;

•

Immediately following the DPCM Merger, the parties will proceed to effect the Arrangement on the terms and subject to the conditions set forth in the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and the Transaction Agreement or made at the direction of the Supreme Court of British Columbia (the “Court”) in accordance with the final order of the Court pursuant to Section 291 of the Business Corporations Act (British Columbia), in a form acceptable to D-Wave and DPCM, each acting reasonably, approving the Arrangement with the prior written consent of DPCM and D-Wave, each such consent not to be unreasonably withheld, conditioned, or delayed. Pursuant to the Plan of Arrangement, (i) CallCo will acquire a portion of the issued and outstanding share capital of D-Wave (the “D-Wave Shares”) from certain holders in exchange for D-Wave Quantum Common Shares (the “D-Wave Quantum Share Exchange”), (ii) CallCo will contribute such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo will acquire the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave will become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares will have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for D-Wave Quantum Common Shares (the “Arrangement”);

•

Immediately following the consummation of the DPCM Merger, pursuant to the Plan of Arrangement, each outstanding D-Wave Share will be automatically converted into and exchanged the right to receive a number of D-Wave Quantum Common Shares or Exchangeable Shares equal to, in the aggregate, the Per Share D-Wave Stock Consideration (as defined in the Transaction Agreement); and

•

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) , pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of D-Wave Quantum Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein (the “PIPE Shares”).

Forfeiture Shares

Prior to the Transaction, Sponsor was the beneficial and record owner of 7,252,500 shares of the 7,500,000 outstanding shares of DPCM Class B Common Stock, or the Founder Shares. Pursuant to the terms of the Amended and Restated Sponsor Support

Agreement entered into on June 16, 2022, immediately prior to the Closing, the Sponsor has agreed to forfeit 4,484,425 Founder Shares (the “Forfeited Shares”).

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DPCM has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined balance sheet as of March 31, 2022, was derived from the unaudited historical balance sheet of DPCM as of March 31, 2022, and the unaudited historical balance sheet of D-Wave as of March 31, 2022 and gives effect to the Transaction as if it had been consummated on March 31, 2022. The unaudited pro forma combined statement of operations for the three months ended March 31, 2022, combines the historical statement of operations of DPCM for the three months ended March 31, 2022, and the historical statement of operations of D-Wave for the three months ended March 31, 2022, and gives effect to the Transaction as if it had been consummated on January 1, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021, combines the historical statement of operations of DPCM for the year ended December 31, 2021, and the historical statement of operations of D-Wave for the year ended December 31, 2021, and gives effect to the Transaction as if it had been consummated on January 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that each of D-Wave and DPCM believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of D-Wave and DPCM believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. DPCM and D-Wave have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that was redeemed, resulting in an aggregate payment of $291.3 million out of the Trust Account that holds the proceeds of the initial public offering of DPCM (including interest not previously released to DPCM to pay its taxes) (“Trust Account”), at a redemption price of $10.01 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of D-Wave Quantum to be issued to D-Wave stockholders on the Closing Date, the D-Wave Quantum Common Shares to be issued to existing DPCM investors, the D-Wave Quantum Common Shares to be issued in respect of the Founder Shares, and the PIPE Shares.

Upon the consummation of the Transaction, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

(Shares In thousands)	$	Shares	%
D-Wave Stockholders	993,102	99,211	91%
PIPE Investors	58,228	5,817	5%
DPCM Public Stockholders	13,133	1,312	1%
Shares held by Sponsor	27,723	2,770	3%
Additional Former Class B Holder shares	2,467	247	0%

Total D-Wave Quantum Common Shares	1,094,653	109,357	100%

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of D-Wave Quantum.

The warrants of DPCM issued to its public stockholders (“Public Warrants”) and the warrants of DPCM held by CDPM Sponsor Group, LLC (the “Sponsor”) that were issued to the Sponsor at the closing of DPCM’s initial public offering (“Private Warrants”) have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The warrants of D-Wave have been classified as permanent equity.

On November 20, 2020, D-Wave entered into an agreement (the “SIF Agreement”) with the Strategic Innovation Fund (“SIF”), whereby SIF agreed to make a repayable contribution to D-Wave of up to $40.0 million. The contractual repayment period is 15 years and commences in the first year in which D-Wave reports annual revenue of $70.0 million. Pursuant to the SIF Agreement, repayment of the SIF contribution could be triggered early upon default of the agreement, termination of the agreement or upon a change of control (as defined in the SIF Agreement) that has not been approved by the Canadian government. D-Wave has applied for approval of the Transaction from the Canadian government and is awaiting final confirmation of such approval. In the event approval is not granted, the drawn amount of the SIF contribution becomes repayable. The SIF contribution is reflected as non-current in these pro forma condensed combined financial statements.

Accounting for the Transaction

The Transaction represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States. Under this method of accounting, DPCM, as a direct wholly-owned subsidiary of D-Wave Quantum, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and D-Wave will be treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	D-Wave’s existing stockholders will have the majority of the voting interest in the combined entity as described above with an approximate 91% voting interest;

•

The combined company’s board of directors will have seven board members consisting of one board member designated by DPCM, three board members retained from the D-Wave board, and three additional, independent board member.

•	D-Wave senior management will comprise all the senior management of the combined company.

•	D-Wave operations will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of a capital transaction in which D-Wave is issuing stock for the net assets of DPCM, accompanied by a recapitalization. The net assets of DPCM will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be those of D-Wave.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands, except share and per share information)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	31	17,661	300,230	(a	)	36,627
			40,000	(c	)
			(15,007)	(i	)
			(15,019)	(f	)
			(291,269)	(h	)
Trade accounts receivable, net	—	747				747
Receivable research incentives	—	2,073				2,073
Inventories	—	2,052				2,052
Prepaid expenses and other current assets	123	1,332				1,455
Deferred offering costs	—	3,951	(3,951)	(f	)	—

Total current assets	154	27,816	14,984			42,954
Property and equipment, net	—	2,986				2,986
Operating lease right-of-use assets	—	8,351				8,351
Intangible assets, net	—	266				266
Other noncurrent assets	—	1,354				1,354
Cash and marketable securities held in Trust Account	300,230	—	(300,230)	(a	)	—

Total assets	300,384	40,773	(285.246)			55,911

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	—	3,052				3,052
Accounts payable, accrued expenses and other current liabilities	4,930	6,178	(3,951)	(f	)	7,157
Current portion of operating lease liabilities	—	1,703				1,703
Loans payable, current	—	15,230	(14,832)	(i	)	398
Deferred revenue, current	—	2,550				2,550

Total current liabilities	4,930	28,713	(18,783)			14,860
Warrant liabilities	12,069	—				12,069
Deferred underwriting fee payable	10,500	—	(10,500)	(b	)	—
Operating lease liabilities, net of current portion	—	6,859				6,859
Loans payable, noncurrent	—	13,076				13,076
Deferred revenue, noncurrent	—	—				—
Other noncurrent liabilities	—	—				—

Total liabilities	27,499	48,648	(29,283)			46,864

DPCM Class A common stock subject to possible redemption	300,000	—	(300,000)	(g	)	—
Stockholders’ equity (deficit):
D-Wave Non-redeemable convertible preferred stock	—	189,881	(189,881)	(d	)	—
D-Wave Common stock	—	2,620	(2,620)	(d	)	—
DPCM Class A common stock	—	—				—
DPCM Class B common stock	1	—	(1)	(g	)	—
D-Wave Quantum common stock	—	—	(3)	(h	)	77
			43	(g	)
			58	(c	)
			(21)	(d	)
Additional paid-in capital	—	147,020	39,942	(c	)	356,881
			299,958	(g	)
			10,500	(b	)
			(27,116)	(e	)
			(15,019)	(f	)
			192,522	(d	)
			340	(j	)
			(291,266)	(h	)
Accumulated deficit	(27,116)	(336,883)	27,116	(e	)	(337,398)
			—	(f	)
			(175)	(i	)
			(340)	(j	)
Accumulated other comprehensive loss	—	(10,513)				(10,513)

Total stockholders’ equity (deficit)	(27,115)	(7,875)	44,037			9,047

Total liabilities and stockholders’ equity (deficit)	300,384	40,773	(285,246)			55,911

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc (1)	D-Wave Systems Inc. (2)	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$6,279				$6,279
Cost of revenue:	—	1,750				1,750

Total gross profit	—	4,529				4,529
Operating expenses:
Research and development	—	25,401				25,401
General and administrative	3,782	11,897	340	(cc	)	16,019
Sales and marketing	—	6,179				6,179

Total operating expenses	3,782	43,477	340			47,599

Loss from operations	(3,782)	(38,948)	(340)			(43,070)
Other income (expense):						—
Interest expense	—	(1,728)				(1,728)
Government assistance	—	7,167				7,167
Change in fair value of warrant liabilities	27,913	—				27,913
Interest earned on marketable securities held in Trust Account	116	—	(116)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	9	—	(9)	(aa	)	—
Gain on investment in marketable securities		1,163				1,163
Other income (expense), net	—	801				801

Total other income (expense), net	28,038	7,403	(125)			35,316

Net income (loss) before taxes	$24,256	$(31,545)	$(465)			$(7,754)
Provision for income taxes	(10)	—				$(10)

Net income (loss)	24,246	(31,545)	(465)			(7,764)

Net income (loss) per share, basic and diluted		(0.28)				(0.07)	(bb	)
Net income per share, Class A common stock, basic and diluted	0.65
Net income per share, Class B common stock, basic and diluted	0.65
Weighted-average shares outstanding ,basic and diluted	—	111,911,127				108,780,302
Weighted average shares outstanding, Class A common stock,basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$1,713				$1,713
Cost of revenue:	—	584				584

Total gross profit	—	1,129				1,129
Operating expenses:
Research and development	—	6,526				6,526
General and administrative	2,187	3,646				5,833
Sales and marketing	—	1,600				1,600

Total operating expenses	2,187	11,772				13,959

Loss from operations	(2,187)	(10,643)				(12,830)
Other income (expense):						—
Interest expense	—	(792)				(792)
Government assistance	—	—				—
Change in fair value of warrant liabilities	(1,282)	—				(1,282)
Interest earned on marketable securities held in Trust Account	49	—	(49)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	(2)	—	2	(aa	)	—
Gain on investment in marketable securities	—	—				—
Other income (expense), net	—	(181)				(181)

Total other income (expense), net	(1,235)	(973)	(47)			(2,255)

Net income (loss) before taxes	$(3,422)	$(11,616)	$(47)			$(15,085)
Provision for income taxes	—	—	—			$—

Net income (loss)	(3,422)	(11,616)	(47)			(15,085)

Net income (loss) per share, basic and diluted		(0.10)				(0.14)	(bb	)
Net income per share, Class A common stock, basic and diluted	(0.09)
Net income per share, Class B common stock, basic and diluted	(0.09)
Weighted-average shares outstanding ,basic and diluted	—	111,938,525				109,355,000
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)

Reflects the reclassification of the cash and marketable securities held in the Trust Account to cash and cash equivalents, subsequent to DPCM public stockholders exercising their right to have redeemed their shares of DPCM Class A Common Stock for their pro rata share of the Trust Account.

(b)

Reflects the settlement of $10.5 million in deferred underwriters’ fees incurred during DPCM’s initial public offering that had been payable upon completion of the Transaction. The underwriters waived their entitlement to all of the aforementioned fees. The fees were written off against “Additional Paid-in Capital”.

(c)

Reflects the proceeds of $40.0 million from the issuance and sale of D-Wave Quantum Common Shares at a par value of $0.0001 in the PIPE financing pursuant to the PIPE Subscription Agreements. PIPE Investors will receive 5,816,530 (5,816,528 as a result of rounding) D-Wave Quantum Common Shares.

(d)

Reflects the recapitalization of D-Wave through the contribution of all outstanding common shares and convertible preferred shares of D-Wave to DPCM and the issuance of 99.2 million (conversion ratio of 0.886279) D-Wave Quantum Common Shares (including 48.2 million Exchangeable Shares). As a result of the recapitalization, the carrying value of common shares of $2.6 million and non-redeemable convertible preferred shares of $189.9 million of D-Wave were derecognized. D-Wave Quantum Common Shares issued as part of the recapitalization were recorded to common shares in the amount $21,000 and Additional paid-in capital in the amount of $192.5 million.

(e)	Reflects the elimination of DPCM’s historical accumulated deficit.

(f)

Reflects the pro forma adjustment to record the payment of preliminary estimated transaction costs incurred by DPCM and D-Wave for legal, financial advisory, accounting, auditing, and other professional fees. Costs directly attributable to the Transaction (excluding DPCM underwriter’s fees described in (b) amount to $15.0 million and consist of $12.9 million relating to legal, accounting, auditing, $750,000 relating to printing, $400,000 related to D&O insurance, $412,000 related to the NYSE and other filing fees, and $593,000 related to other professional fees. Such costs are recorded as a reduction to additional paid-in capital. Additionally, it reflects the reduction of deferred offering costs by $3.9 million for transaction costs capitalized by D-Wave and accrued liabilities by $3.9 million for transaction costs accrued by D-Wave.

(g)

Reflects the conversion of 902,213 shares of DPCM Class A Common Stock into 1,311,937 D-Wave Quantum Common Shares (Exchange Ratio of 1.4541326). Reflects the conversion of 7,500,000 shares of DPCM Class B Common Stock into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares). D-Wave Quantum’s Common Shares issued as part of the conversion were recorded to common stock in the amount of $43,000 and additional paid-in capital in the amount of $300.0 million, which assumes no holders of shares of DPCM Class A Common Stock exercise their redemption rights.

(h)

Reflects that DPCM’s public stockholders exercised their redemption rights with respect to 29,097,787 shares of DPCM Class A Common Stock prior to the consummation of the Transaction at a redemption price of approximately $10.01 per share, or approximately $291.3 million in cash. 7,500,000 shares of DPCM Class B Common Stock were converted into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares).

(i)

Reflects the D-Wave’s payment of its first tranche of its short-term debt of $15.0 million with PSPIB Unitas Investments II Inc. This adjustment eliminates the short-term debt carrying value of $14.8 million and the unamortized debt discount of $175,000 that includes a discount due to unamortized debt issuance costs.

(j)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2021
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(7,764)
Denominator:
Public shareholders	1,312
PIPE investors	5,817
Sponsor shares	2,768
Additional Former Class B Holder shares	247
D-Wave shareholders	98,636

Pro forma weighted average shares outstanding, basic and diluted	108,780

Pro forma basic and diluted net loss per share(1)(2)	$(0.07)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 10,000,000 Public Warrants and 8,000,000 Private Warrants of DPCM and 3,406,413 (conversion ratio 0.881210) warrants of D-Wave as of December 31, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in Trust Account held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Three Months Ended March 31, 2022
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(15,085)
Denominator:
Public Stockholders	1,312
PIPE investors	5,817
Sponsor shares	2,768
Additional Former Class B Holder shares	247
D-Wave shareholders	99,211

Pro forma weighted average shares outstanding, basic and diluted	109,355

Pro forma basic and diluted net loss per share(1)(2)	$(0.14)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 14,451,000 Public Warrants and 11,633,000 Private Warrants of DPCM and 3,426,009 (conversion ratio 0.886279) warrants of D-Wave as of March 31, 2022.

D-Wave’s pro forma options and warrants are as follows based on a conversion ratio of 0.8862791

(Shares In thousands)	Shares
D Wave Warrants	3,426
D-Wave Option	13,733

Total D-Wave Quantum issuable to D-Wave (Dilutive)	17,159

DPCM’s anti-dilutive pro forma Warrants are as follows:

(Shares In thousands)	Shares
Public Warrants	14,541
Private Warrants	11,633

Total Dilutive Shares	26,174